Exhibit 99.1

Pulmonx Reports First Quarter 2026 Financial Results

Redwood City, CA – April 29, 2026 – Pulmonx Corporation (Nasdaq: LUNG) (“Pulmonx” or the "Company"), a global leader in minimally invasive treatments for lung disease, today reported financial results for the first quarter of 2026 ended March 31, 2026.

Recent Highlights
•Achieved worldwide revenue of $20.6 million in the first quarter of 2026, a 9% decrease over the same period last year and a decrease of 12% on a constant currency basis
•Delivered $13.3 million in U.S. revenue in the first quarter of 2025, representing a 7% year-over-year decrease
•Delivered $7.3 million in international revenue in the first quarter of 2026, representing a 12% year-over-year decrease and a decrease of 21% on a constant currency basis; excluding China, year-over-year international revenue increased 22% and 9% on a constant currency basis
•Realized gross margin of 78% in the first quarter of 2026
•As previously reported, refinanced prior debt under a new 5-year interest-only credit facility that extends maturity out to 2031

“During the first quarter we initiated our refreshed U.S. commercial strategies and continued to execute in our direct international markets. We are encouraged by early signs of progress from the actions we have taken to refocus our U.S. sales organization and advance our clinical programs,” said Glen French, President and Chief Executive Officer of Pulmonx. “With a fully staffed global sales organization, we remain confident in our ability to drive sequential improvement in revenue growth, execute against our strategic priorities, and deliver meaningful operating leverage in 2026.”

First Quarter 2026 Financial Results
Total worldwide revenue in the first quarter of 2026 was $20.6 million, a 9% decrease from $22.5 million in the first quarter of 2025 and a decrease of 12% on a constant currency basis. U.S. revenue was $13.3 million, a 7% decrease from the first quarter of 2025. International revenue was $7.3 million, a 12% decrease compared to the first quarter of 2025, and a 21% decrease on a constant currency basis. The decrease in international revenue was attributable to a lack of sales into China as we await the renewal of our registration certificate. Excluding China, international revenue grew 22% and 9% on a constant currency basis.

Gross profit in the first quarter of 2026 was $16.0 million, compared to $16.3 million for the first quarter of 2025. Gross margin for the first quarter of 2026 was 78%, compared to 73% for the same period in 2025.

Operating expenses in the first quarter of 2026 were $29.0 million, compared to $30.9 million for the first quarter of 2025, representing a decrease of 6%.

Net loss in the first quarter of 2026 was $13.7 million, or $0.33 per share, compared to a net loss of $14.4 million, or $0.36 per share, for the same period in 2025.

Adjusted EBITDA loss in the first quarter of 2026 was $8.5 million.

Cash and cash equivalents totaled $61.6 million as of March 31, 2026.

2026 Financial Outlook
Pulmonx continues to expect revenue for the full year 2026 to be in the range of $90 million to $92 million.

The Company continues to expect gross margin for the full year 2026 to be approximately 75%.

Pulmonx continues to expect total operating expenses for the full year 2026 to fall within the range of $113 million to $115 million, inclusive of approximately $19 million of non-cash stock-based compensation.

The Company continues to expect cash, cash equivalents, and marketable securities to decrease by approximately $23 million for the full year 2026 assuming no additional drawdowns under the Company’s credit facility.

Webcast and Conference Call Details
Pulmonx will host a conference call today, April 29, 2026, at 1:30 p.m. PT / 4:30 p.m. ET to discuss its first quarter financial results. A live webcast of the conference call will be available on the Investor Relations section of the Company's website at https://investors.pulmonx.com/. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures
To supplement Pulmonx’s condensed consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, Pulmonx provides certain non-GAAP financial measures in this release as supplemental financial metrics. Non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results, may provide a more complete understanding of factors and trends affecting Pulmonx’s business.

Constant currency calculations show reported current period revenues as if the foreign exchange rates remain the same as those in effect in the comparable prior year period. Pulmonx uses results on a constant currency basis as one measure to evaluate its performance. Pulmonx calculates constant currency by calculating current-year results using foreign currency exchange rates from the applicable comparable period in the prior year. Pulmonx generally refers to such amounts calculated on a constant currency basis as excluding the impact of foreign exchange or being on a constant currency basis. Pulmonx believes the presentation of results on a constant currency basis in addition to reported results helps improve investors’ ability to understand its operating results and evaluate its performance in comparison to prior periods. Pulmonx generally uses constant currency to facilitate management's financial and operational decision-making, including evaluation of Pulmonx’s historical operating results.

The Company defines Adjusted EBITDA as earnings before interest income or expense, taxes, depreciation and amortization and stock-based compensation and may also exclude certain non-recurring, irregular or one-time items not reflective of our ongoing core business operations, such as impairment charges. Management believes in order to properly understand short-term and long-term financial trends, investors may wish to consider the impact of these excluded items in addition to GAAP measures. Further, management uses adjusted EBITDA for strategic and annual operating planning. We believe these non-GAAP financial measures are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance.

Reconciliation of these non-GAAP financial measures to the most comparable GAAP measures is set forth in the tables below.

The non-GAAP financial measures used by Pulmonx should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. Because non-GAAP financial measures exclude the effect of items that increase or decrease the company's reported results of operations, management strongly encourages investors to review, when they become available, the Company's consolidated financial statements and publicly filed reports in their entirety. The Company's definition of non-GAAP measures may differ from similarly titled measures used by others.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect our strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. These forward-looking statements include, but are not limited to, statements regarding our commercial strategy to grow the adoption of our Zephyr Valve treatment and expand our global treatable market, our expectations regarding our ability to drive sequential improvements in U.S. revenue growth, executive against our strategic priorities, deliver meaningful operating leverage, our possible or assumed future results of operations, including long-term outlook, descriptions of our revenues, total operating expenses, gross margin, balances of cash, cash equivalents, and marketable securities, profitability, guidance for full year 2026, commercial momentum, and overall business strategy. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Pulmonx’s public filings with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K filed with the SEC on March 10, 2026, available at www.sec.gov. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical fact are forward-looking statements. Except to the extent required by law, we undertake no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business.

About Pulmonx Corporation
Pulmonx Corporation (Nasdaq: LUNG) is a global leader in minimally invasive treatments for chronic obstructive pulmonary disease (COPD). Pulmonx’s Zephyr® Endobronchial Valve, Chartis® Pulmonary Assessment System, LungTraXTM Platform, and StratX® Lung Analysis Reports are designed to assess and treat patients with severe emphysema/COPD who despite medical management are still profoundly symptomatic. Pulmonx received FDA pre-market approval to commercialize the Zephyr Valve following its designation as a “breakthrough device.” The Zephyr Valve is commercially available in more than 25 countries, is included in global treatment guidelines and is widely considered a standard of care treatment option for improving breathing, activity and quality of life in patients with severe emphysema. For more information on the Zephyr Valves and the company, please visit www.Pulmonx.com.

Pulmonx®, AeriSeal®, Chartis®, StratX®, and Zephyr® are registered trademarks and LungTraXTM is a trademark of Pulmonx Corporation.

Investor Contact
Brian Johnston
Gilmartin Group
investors@pulmonx.com

Pulmonx Corporation
Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue	$20,586	$22,538
Cost of goods sold	4,542	6,196
Gross profit	16,044	16,342
Operating expenses
Research and development	4,899	4,756
Selling, general and administrative	24,101	26,149
Total operating expenses	29,000	30,905
Loss from operations	(12,956)	(14,563)
Interest income	350	864
Interest expense	(976)	(781)
Other income, net	77	167
Net loss before tax	(13,505)	(14,313)
Income tax expense	149	135
Net loss	$(13,654)	$(14,448)
Net loss per share attributable to common stockholders, basic and diluted	$(0.33)	$(0.36)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	41,897,669	39,954,658

Pulmonx Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$61,572	$69,751
Restricted cash	257	258
Accounts receivable, net	10,830	12,072
Inventory	16,310	15,845
Prepaid expenses and other current assets	3,777	3,758
Total current assets	92,746	101,684
Long-term inventory	3,819	3,604
Property and equipment, net	2,060	2,220
Goodwill	2,333	2,333
Right of use assets	17,654	18,028
Other long-term assets	1,354	1,422
Total assets	$119,966	$129,291
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$3,474	$3,905
Accrued liabilities	13,728	14,556
Income taxes payable	329	263
Deferred revenue	32	18
Short-term debt	104	106
Current lease liabilities	1,239	1,210
Total current liabilities	18,906	20,058
Deferred tax liability	72	69
Long-term lease liabilities	17,741	18,059
Long-term debt	37,209	36,989
Common stock warrant liability	277	—
Total liabilities	74,205	75,175
Stockholders' equity
Common stock	42	42
Additional paid-in capital	578,762	573,272
Accumulated other comprehensive income	2,169	2,360
Accumulated deficit	(535,212)	(521,558)
Total stockholders' equity	45,761	54,116
Total liabilities and stockholders' equity	$119,966	$129,291

Pulmonx Corporation
Reconciliation of Reported Revenue % Change to Constant Currency Revenue % Change
(in thousands, except percentages)
(Unaudited)

	Three Months Ended March 31,
	2026	2025	% Change	FX Impact %	Constant Currency % Change
United States	$13,255	$14,221	(6.8)%	—%	(6.8)%
International	7,331	8,317	(11.9)%	9.5%	(21.4)%
Total	$20,586	$22,538	(8.7)%	3.5%	(12.2)%

	Three Months Ended March 31,
	2026	2025	% Change	FX Impact %	Constant Currency % Change
International	$7,331	$8,317	(11.9)%	9.5%	(21.4)%
less China	—	(2,295)	(100.0)%	—%	(100.0)%
International excluding China	$7,331	$6,022	21.7%	13.1%	8.6%

Pulmonx Corporation
Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
GAAP Net loss	$(13,654)	$(14,448)
Depreciation and amortization	220	278
Stock-based compensation	4,136	5,612
Interest (income)/expense, net	626	(83)
Provision for income taxes	149	135
Adjusted EBITDA	$(8,523)	$(8,506)